Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2025, is made and entered into by and among CompoSecure, Inc., a Delaware corporation (the “Company”), Platinum Equity Capital Partners International IV (Cayman), L.P., a Cayman Islands Exempted Limited Partnership (“PE Cayman Investor”), Platinum Equity Capital QIQ Partners International IV (Cayman), L.P., a Cayman Islands Exempted Limited Partnership (“PE QIQ Cayman Investor”), Platinum Titan Principals International (Cayman), LLC, a Cayman Islands limited liability company (“PE Principals Investor”), Platinum Equity Titan Co-Investors Onshore (Cayman), L.P., a Cayman Islands Exempted Limited Partnership (“PE Co-Invest Onshore Investor”), Platinum Equity Titan Co-Investors Offshore (Cayman), L.P., a Cayman Islands Exempted Limited Partnership (“PE Co-Invest Offshore Investor” and, together with PE Cayman Investor, PE QIQ Cayman Investor, PE Principals Investor and PE Co-Invest Onshore Investor, the “Investors” or “Investor”). The Investor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 or Section 5.10 of this Agreement are each referred to herein as a “Holder” and collectively as the “Holders”.

RECITALS

WHEREAS, on [●], the Company and the Investor entered into that certain Share Purchase Agreement (the “Purchase Agreement”), pursuant to which, subject to the satisfaction of the conditions set forth therein and on the terms thereof, Investor acquired an aggregate of [●] shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”) in a transaction exempt from registration under the Securities Act;

AND WHEREAS, pursuant to the Purchase Agreement, certain Holders consisting of Canadian management acquired an aggregate of [●] Exchangeable Shares in the capital of [●] (the “Exchangeable Shares”), which such Exchangeable Shares may be exchanged on a 1:1 basis for Common Stock;

AND WHEREAS, the Company and the Investor are entering into this Agreement for the purpose of providing Investor and other Holders with certain registration rights with respect to the Registrable Securities on the terms set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 5.10.

“Additional Holder Common Stock” shall have the meaning given in Section 5.10.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” shall mean with respect to a specified person, each other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; provided that no Holder shall be deemed an Affiliate of any other Holder by reason of an investment in, or holding of Common Stock (or securities convertible, exercisable or exchangeable for share of Common Stock) of, the Company. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” shall have the meaning given in the Preamble.

“Block Trade” shall have the meaning given in subsection 2.4.1.

“Board” shall mean the Board of Directors of the Company.

“Closing” shall have the meaning given in the Purchase Agreement.

“Closing Date” shall have the meaning given in the Purchase Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Demanding Holder” shall have the meaning given in subsection 2.1.4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Exchangeable Shares” shall have the meaning given in the Recitals hereto.

“Existing Debt Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated December 27, 2021, by and among CompoSecure, Inc., CompoSecure Holdings, L.L.C. and the Investors (as defined therein) party thereto.

“Existing Equity Registration Rights Agreement” shall mean that certain Amended and Restated Registration Rights Agreement, dated as of December 27, 2021, by and among CompoSecure, Inc., the LLR Investors (as defined therein), the CompoSecure Investors (as defined therein), the Founder Investors (as defined therein), and the Additional Investors (as defined therein).

“Existing RRA Holders” shall have the meaning given in subsection 2.1.5.

“Existing RRA Registrable Securities” shall have the meaning given in subsection 2.1.5.

“Form S-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.1.

“Holder Information” shall have the meaning given in subsection 4.1.2.

“Holders” shall have the meaning given in the Preamble, for so long as such person or entity holds any Registrable Securities.

“Joinder” shall have the meaning given in Section 5.2.4.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.5.

“Minimum Takedown Threshold” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” shall mean with respect to the Investor and its respective Permitted Transferees, any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities pursuant to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Piggyback Securities” shall have the meaning given in subsection 2.1.5.

“PIPE Subscription Agreements” shall mean, collectively, those certain Subscription Agreements, entered into on [●], 2025, by and between the Company and each investor party thereto, governing such investor’s purchase of shares of Common Stock substantially concurrently with the completion of the transactions contemplated by the Purchase Agreement;

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Registrable Security” shall mean (a) any outstanding share of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise of any equity security (including, for certainty, the exercise of any rights pursuant to the terms of any Exchangeable Shares)) of the Company held by a Holder immediately following the Closing (including any securities distributable pursuant to the Purchase Agreement), (b) any outstanding shares of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise of any equity security (including, for certainty, the exercise of any rights pursuant to the terms of any Exchangeable Shares)) of the Company acquired by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company, (c) any Additional Holder Common Stock, and (d) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b) or (c) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred or disposed of in accordance with such Registration Statement by the applicable Holder; (B)(i) such securities shall have been otherwise transferred, (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; provided, that the foregoing clause (B) shall not apply to securities held by Permitted Transferees to the extent subsequent distribution of such securities by such Permitted Transferees requires registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 or Rule 145 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission); provided, that the foregoing clause (D) shall not apply to securities held by Permitted Transferees to the extent subsequent distribution of such securities by such Permitted Transferees requires registration under the Securities Act; (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; and (F)(i) with respect to Registrable Securities held by a Holder (other than the Investor), such Holder and its Affiliates are able to dispose of all of their Registrable Securities without volume or manner of sale restrictions pursuant to Rule 144 and (ii) with respect to Registrable Securities held by the Investor, the later of (i) the date on which the Investor no longer beneficially owns at least 2% of the then outstanding Common Stock (including all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), shares of Common Stock (including any note or debt security convertible into or exchangeable for shares of Common Stock) (“Common Stock Equivalents”), and the Investor (notwithstanding any beneficial ownership of Common Stock or Common Stock Equivalents by the Investor) is not an “affiliate” (as defined in Rule 144) of the Company and (ii) the Investor and its Affiliates are able to dispose of all of their Registrable Securities without volume or manner of sale restrictions pursuant to Rule 144; provided that, to the extent such information is not otherwise publicly available, the Investor shall confirm the number of shares that it beneficially owns upon the reasonable request of the Company. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (including upon conversion, exercise or exchange of any equity interests but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall not be required to convert, exercise or exchange such equity interests (or otherwise acquire such Registrable Securities) to participate in any registered offering hereunder until the closing of such offering.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)       all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and reasonable fees and disbursements of outside counsel for the Underwriters in connection therewith) and any national securities exchange on which the Common Stock is then listed;

(B)       fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)       printing, messenger, telephone and delivery expenses;

(D)       reasonable fees and disbursements of counsel for the Company;

(E)       reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)       reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders in an Underwritten Offering.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in subsection 2.1.5.

“Requisite Percentage” shall mean at least fifty percent (50%) of the Registrable Securities received by the Investor in connection with the Transactions.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Subsequent Shelf Registration” shall have the meaning given in subsection 2.1.2.

“Transactions” shall have the meaning given in the Recitals hereto.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934 with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.1.4.

“Withdrawal Notice” shall have the meaning given in subsection 2.1.6.

ARTICLE II

REGISTRATIONS

2.1           Shelf Registration.

2.1.1       Filing. At the Investor’s request, as soon as practicable but no later than the later of (i) thirty (30) calendar days following the Closing Date and (ii) the earlier of (x) ninety (90) calendar days following the Company’s most recent fiscal year end and (y) two (2) calendar days following the date the Company files its annual report on Form 10-K with respect to such fiscal year (in either case of clauses (i) or (ii), the “Filing Date”), the Company shall file a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two business days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof and no later than the earlier of (x) the ninetieth (90th) calendar day following the Filing Date if the Commission notifies the Company that it will “review” the Shelf and (y) the fifth (5th) business day after the date the Company is notified in writing by the Commission that such Shelf will not be “reviewed” or will not be subject to further review, provided that if the Commission is closed for operations due to a government shutdown, the deadline for the Shelf being declared effective shall be extended the same number of days that the Commission remains closed for operations following the Filing Date. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3. Notwithstanding anything to the contrary herein, the Company shall not be required to file any Registration Statement contemplated by this section 2.1 during any trading “blackout” period under Company’s securities trading policies.

2.1.2       Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonably efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit all Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

2.1.3       Additional Registrable Securities. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of the Investor, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year.

2.1.4       Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, the Investor (being in such case the “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown (other than a Block Trade pursuant to Section 2.4) if such offering shall include either (x) Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders with a total offering price reasonably expected to exceed, in the aggregate, $100 million, or (y) all remaining Registrable Securities held by the Demanding Holder ((x) or (y), as applicable, the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to subsection 2.4.4 and the Existing Equity Registration Rights Agreement, the initial Demanding Holder shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s and the other Demanding Holders’ (if any) prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Investor may demand not more than three (3) Underwritten Shelf Takedowns pursuant to this subsection 2.1.4 in any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5       Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement (such Holders with respect to an offering or a Registration, the “Requesting Holders”) with respect to such Underwritten Shelf Takedown (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, including the Existing Equity Registration Rights Agreement, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, (i) first, the shares of Common Stock or other equity securities requested to be included in such Underwritten Offering shall be allocated on a pro rata basis among the Demanding Holders and all Holders (as defined in the Existing Equity Registration Rights Agreement, the “Existing RRA Holders”) requesting that Registrable Securities (as defined in the Existing Equity Registration Rights Agreement, the “Existing RRA Registrable Securities”) be included in such Underwritten Offering pursuant to the exercise of piggyback rights pursuant to Section 2.2(a) of the Existing Registration Rights Agreement, based on the aggregate number of securities or Existing RRA Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities or Existing RRA Registrable Securities, as applicable, owned by all such persons requesting inclusion, up to the Maximum Number of Securities, (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.1.5 is less than the Maximum Number of Securities, the remaining securities to be included in such Underwritten Offering shall be allocated on a pro rata basis among all Requesting Holders and other persons requesting that securities be included in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other holders of the Company’s securities other than the Existing RRA Holders (collectively, the “Piggyback Securities”), based on the aggregate number of Piggyback Securities then owned by such persons requesting inclusion in relation to the aggregate number of Piggyback Securities owned by all such persons requesting inclusion, up to the Maximum Number of Securities, (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.1.5 is less than the Maximum Number of Securities, any equity securities that the Company proposes to register for its own account, up to the Maximum Number of Securities.

2.1.6       Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, any Demanding Holder initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of subsection 2.1.4, unless (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown, (ii) (a) the withdrawal is based upon adverse Company-specific information or (b) at the time of the Withdrawal Notice, the last reported sale price of the Common Stock is at least 10% lower than the last reported sale price of the Common Stock on the date prior to delivery of the demand or (iii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown). Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this subsection 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (iii) of this subsection 2.1.6.

2.2           Piggyback Registration.

2.2.1       Piggyback Rights. Subject to subsection 2.4.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) a Block Trade pursuant to Section 2.4 and the Existing Equity Registration Rights Agreement, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to subsection 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering (and, in the case of an Underwritten Offering pursuant to the provisions of the Existing Equity Registration Rights Agreement, with the Initiating Holders or the Majority Participating Holders (as defined in the Existing Equity Registration Rights Agreement) in such Underwritten Offering).

2.2.2       Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, including the Existing Equity Registration Rights Agreement, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, including the Existing Equity Registration Rights Agreement, exceeds the Maximum Number of Securities, then:

(a)       if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Existing RRA Registrable Securities of the Existing RRA Holders exercising their rights to register their Existing RRA Registrable Securities pursuant to the exercise of piggyback rights pursuant to Section 2.2(a) of the Existing Equity Registration Rights Agreement, pro rata, based on the aggregate number of Existing RRA Registrable Securities then owned by each such Existing RRA Holder so exercising their rights in relation to the aggregate number of Existing RRA Registrable Securities owned by all such Existing RRA Holders so exercising their rights, and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Piggyback Securities, pro rata, based on the respective number of Piggyback Securities then owned by each person that has requested inclusion in relation to the aggregate number of Piggyback Securities then owned by each such person requesting inclusion, which can be sold without exceeding the Maximum Number of Securities;

(b)       if the Registration or registered offering is pursuant to a demand under the Existing Equity Registration Rights Agreement, then the Company shall include in any such Registration or registered offering (A) first, the Existing RRA Registrable Securities of the Existing RRA Holders requested to be included therein (including pursuant to the exercise of piggyback rights pursuant to Section 2.2 of the Existing Equity Registration Rights Agreement), which can be sold without exceeding the Maximum Number of Securities, provided, that if the number of such Existing RRA Registrable Securities exceeds the Maximum Number of Securities, the number of such securities to be included in such Registration or registered offering shall be allocated on a pro rata basis among all requesting Existing RRA Holders based on the number of Existing RRA Registrable Securities then owned by each such requesting Existing RRA Holder in relation to the aggregate number of Existing RRA Registrable Securities owned by all such requesting Existing RRA Holders; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), any securities that the Company proposes to register for its own account, which can be sold without exceeding the Maximum Number of Securities; provided, that the Company hereby agrees that it shall not propose to register any securities in connection with a demand under the Existing Equity Registration Rights Agreement without the consent of the Investor; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Piggyback Securities, pro rata, based on the respective number of Piggyback Securities then owned by each person that has requested inclusion in relation to the aggregate number of Piggyback Securities then owned by each such person requesting inclusion, which can be sold without exceeding the Maximum Number of Securities; and

(c)       if the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1.4 hereof, or pursuant to a demand by persons or entities other than the Holders of Registrable Securities or Existing RRA Holders, then the Company shall include in any such Registration or registered offering securities in the priority set forth in subsection 2.1.5.

2.2.3       Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by subsection 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4       Unlimited Piggyback Registration Rights. For purposes of clarity, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under subsection 2.1.4 hereof.

2.3           Market Stand-off.

2.3.1        In connection with any Underwritten Offering of Common Stock of the Company pursuant to this Agreement (other than a Block Trade), if requested by the Underwriters managing the offering, each Holder that is an executive officer or director of the Company or the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock of the Company, and any other Holder reasonably requested by the managing Underwriter, agrees not to, and to execute a customary lock-up agreement (in each case on substantially the same terms and conditions as all such Holders, including customary waiver “mfn” provisions) in favor of the managing Underwriters to not, sell or dispose of any shares of Common Stock of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent.

2.3.2.        The Company hereby agrees that, in connection with an offering pursuant to Section 2.1 or 2.2, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock (or securities convertible, exercisable or exchangeable for shares of Common Stock) (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding securities convertible, exercisable or exchangeable for shares of Common Stock), until a period from seven days prior to the pricing date of such offering until ninety (90) days after the pricing date of such offering or such shorter period as the managing underwriter shall agree to; provided that the time period may be longer than ninety (90) days if required by the managing underwriter, as long as all Holders, directors and officers are subject to the same lock-up.

2.4           Block Trades.

2.4.1       Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), with a total offering price reasonably expected to exceed, in the aggregate, either (x) $40 million or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade at least [five (5)][three (3)] business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.

2.4.2       Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, any Demanding Holder initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a block trade prior to its withdrawal under this subsection 2.4.2.

2.4.3       Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.

2.4.4       The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

ARTICLE III

COMPANY PROCEDURES

3.1           General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible (without limiting the generality of the Company’s obligations pursuant to Section 2.1):

3.1.1       prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

3.1.2       prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by a majority-in-interest of the Holders with Registrable Securities registered on such Registration Statement and/or the Investor (provided that the Investor, as applicable, holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement) or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3       prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4       prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5       cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

3.1.6       provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7       advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8       at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9       notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10     permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters agree to confidentiality arrangements, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11     in connection with such Registration, including in the event of (x) an Underwritten Offering, (y) a Block Trade or (z) a sale by a broker, placement agent or sales agent (subject to such broker, placement agent or sales agent provided such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel), use its commercially reasonable efforts to obtain from the Company’s independent registered public accountants a “cold comfort” letter (including any “bring-down” letter), in customary form and covering such matters of the type customarily covered by “cold comfort” letters, and reasonably satisfactory to a majority-in-interest of the participating Holders and the applicable broker, placement agent or sales agent, if any, and the Underwriters, if any;

3.1.12     in connection with such Registration, including in the event of (x) an Underwritten Offering, (y) a Block Trade or (z) a sale by a broker, placement agent or sales agent, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders and to the broker, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, or such broker, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest of the participating Holders and the applicable broker, placement agent or sales agent, if any, and the Underwriters, if any;

3.1.13     enter into and perform its obligations under an underwriting agreement or distribution agreement, in usual and customary form (including with respect to indemnification and “clear market” provisions contained therein), with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

3.1.14     make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15     with respect to an Underwritten Offering pursuant to subsection 2.1.4, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering;

3.1.16     otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders and the broker, placement agent or sales agent, if any, and Underwriters, if any, as applicable;

3.1.17     upon request of a Holder, the Company shall (i) authorize the Company’s transfer agent to remove any legend on share certificates of such Holder’s Common Stock restricting further transfer (or any similar restriction in book entry positions of such Holder) if such restrictions are no longer required by the Securities Act or any applicable state securities laws or any agreement with the Company to which such Holder is a party, including if such shares subject to such a restriction have been sold on a Registration Statement, (ii) request the Company’s transfer agent to issue in lieu thereof shares of Common Stock without such restrictions to the Holder upon, as applicable, surrender of any stock certificates evidencing such shares of Common Stock, or to update the applicable book entry position of such Holder so that it no longer is subject to such a restriction, and (iii) use commercially reasonable efforts to cooperate with such Holder to have such Holder’s shares of Common Stock transferred into a book-entry position at The Depository Trust Company, in each case, subject to delivery of customary documentation, including any documentation required by such restrictive legend or book-entry notation; and

3.1.18     in connection with such Registration, including in the event of (x) an Underwritten Offering, or (y) a Block Trade, to the extent requested by the majority participating Holders or Underwriter, cause the Company’s directors and executive officers to enter into lock-up agreements in customary form.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter if such Underwriter has not then been named with respect to the applicable Underwritten Offering.

3.2           Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that each Holder shall bear, with respect to such Holder’s Registerable Securities being sold, all Underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders.

3.3           Requirements for Participation in Registration Statement in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4           Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1       Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2       If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than ninety (90) days in any twelve (12) month period, determined in good faith by the Board to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this subsection 3.4.2.

3.5           Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6           Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a registration statement or to have a registration statement become effective by designating a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant registration statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed registration statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders the Holders pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective registration statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.

3.6           Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investor (not to be unreasonably withheld or delayed), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable taken as a whole than the registration rights granted to the Holders hereunder.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1           Indemnification.

4.1.1       The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person who controls such Holder (within the meaning of the Securities Act), to the extent permitted by applicable law, against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented outside attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any Holder Information (as defined below). The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act), and each broker, placement agent or sales agent to or through which a Holder effects or executes the resale of Registrable Securities, to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2       In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any Holder Information; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act), and each broker, placement agent or sales agent to or through which a Holder effects or executes the resale of Registrable Securities, to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3       Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4       The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5       If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) or email to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice); provided that with respect to notices delivered to the Investor, such notices must be delivered solely via facsimile (with confirmation of receipt) or email:

If to a Holder (other than the Investor), at such Holder’s address as set forth in the Company’s books and records.

If to the Investor, to:

c/o Platinum Equity Advisors, LLC

1 Greenwich Office Park

North Building, Floor 2

Greenwich, CT 06831

Attention:	Louis Samson
Delara Zarrabi
Email:	[***]
[***]

and

c/o Platinum Equity Advisors, LLC

360 North Crescent Drive, South Building

Beverly Hills, CA 90210

Attention:	John Holland
Email:	[***]

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000

Washington, D.C. 20004-1304

Attention:	David Brown
Victoria VanStekelenburg
Email:	david.brown@lw.com;
victoria.vanStekelenburg@lw.com

If to the Company, to:

CompoSecure, Inc.

309 Pierce Street

Somerset, NJ 08873

Attention:	Thomas R. Knott, Chief Investment Officer
Email:	[***]

with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas

New York, NY 10019

Attention:	Laura C. Turano
Tim Cruickshank
David A.P. Marshall
Email:	lturano@paulweiss.com
tcruickshank@paulweiss.com
dmarshall@paulweiss.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective upon delivery of such notice as provided in this Section 5.1.

5.2           Assignment; No Third Party Beneficiaries.

5.2.1       This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2       Subject to Section 5.2.4, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and Permitted Transferees.

5.2.3       This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2.

5.2.4       No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 and (ii) an executed joinder to this Agreement from such successor or permitted assignee in the form of Exhibit A attached hereto (a “Joinder”). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3           Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4           Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery, and to the extent the Delaware Court of Chancery rejects jurisdiction, in any state or federal court located in the County of New Castle, State of Delaware (the “Delaware Courts”), in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waives, and agrees not to assert, as a defense in any proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such proceeding shall be heard and determined in the Delaware Courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such proceeding in the manner provided in Section 5.1 or in such other manner as may be permitted by applicable legal requirements, shall be valid and sufficient service thereof. With respect to any particular proceeding, venue shall lie solely in the County of New Castle, State of Delaware.

5.5            TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

5.6           Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of the Investor so long as the Investor and its respective Affiliates hold, in the aggregate, the applicable Requisite Percentage; provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7           Other Registration Rights. Other than as provided in (i) the Existing Debt Registration Rights Agreement, (ii) the Existing Equity Registration Rights Agreement, (iii) the PIPE Subscription Agreements, and (iv) the Warrant Agreement, dated as of November 5, 2021, between Roman DBDR Tech Acquisition Corp. and Continental Stock Transfer & Trust Company, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person.

5.8           Term. This Agreement shall terminate with respect to any Holder on the first date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.9           Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.10         Additional Holder; Joinder. In addition to Persons who may become Holders pursuant to Section 5.2 hereof, (i) subject to the prior written consent of the Investor so long as the Investor and its respective Affiliates hold, in the aggregate, the applicable Requisite Percentage, the Company may make any person or entity who acquires Common Stock or rights to acquire Common Stock after the date hereof a party to this Agreement and (ii) the Company shall make a party to this Agreement any Pre-Closing Holder (as defined in the Purchase Agreement) who holds Common Stock at the Closing (as defined in the Purchase Agreement) (which would, if such Pre-Closing Holder was a Holder (as defined herein) at such time be Registrable Securities) as a result of the Purchase Agreement and delivers an executed Joinder to the Company (in either case of clause (i) or (ii), each such Person, an “Additional Holder”) by obtaining an executed Joinder from such Additional Holder in the form of Exhibit A attached hereto. Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement, including in the case of an Additional Holder pursuant to clause (ii) of this Section 5.10 that such Additional Holder will not have rights under Section 2.2. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Common Stock of the Company then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Stock”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock (subject to the restriction noted in the immediately preceding sentence).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

COMPOSECURE, INC.

By:
	Name:	Thomas R. Knott
	Title:	Chief Investment Officer

INVESTOR:

[•]

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Registration Rights Agreement, dated as of [●], between CompoSecure, Inc., a Delaware corporation (the “Company”), and [●] (the “Investor”). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as a Holder, and the undersigned’s (and its transferees’) shares of Common Stock shall not be included as Registrable Securities, for purposes of the Excluded Sections.

[For purposes of this Joinder, “Excluded Sections” shall mean [ ].]1

Accordingly, the undersigned has executed and delivered this Joinder as of the day of ___________, 20__.

Signature of Stockholder

Print Name of Stockholder
By:
Its:

Address:

1 Note to form: For Persons to be made Additional Holders pursuant to clause (ii) of Section 5.10, this language will be included and reference Section 2.2 of the Registration Rights Agreement.

Agreed and Accepted as of ______________, 20__.

COMPOSECURE, INC

By:
Name:
Its: